Exhibit 4.1

SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 11, 2026, is among WBI G&D LLC (the “Guaranteeing Subsidiary”), WBI Operating LLC (the “Company”), the other Guarantors (as defined in the Indenture referred to herein) and UMB Bank, N.A., as trustee under the Indenture referred to below (the “Trustee”).

WITNESETH:

WHEREAS, the Company and the initial Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 6, 2025 providing for the issuance of the Company’s 6.250% Senior Notes due 2030 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01(7) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the other Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.
CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.
AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.
3.
NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, partner, member, employee, incorporator, manager, unit holder or other owner of an Equity Interest of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.
4.
NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
5.
COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Any signature to this Supplemental Indenture or any notice or other document delivered in connection herewith may be delivered by any electronic signature complying with the Electronic Signatures in Global and National Commerce Act, the New York Electronic Signature and Records Act or any other similar state laws based on the Uniform Electronic Transaction Act, or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.
6.
EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.
THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary, the other Guarantors and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

WBI G&D LLC

By: /s/ Harrison Bolling

Name: Harrison Bolling

Title: Executive Vice President, General Counsel

WBI OPERATING LLC

By: /s/ Harrison Bolling

Name: Harrison Bolling

Title: Executive Vice President, General Counsel

WATERBRIDGE OPERATING LLC

WATERBRIDGE MIDSTREAM OPERATING LLC

WATERBRIDGE RESOURCES DELAWARE, LLC

PECOS WATER LLC

WATERBRIDGE TEXAS OPERATING LLC

WATERBRIDGE TEXAS MIDSTREAM LLC

PERMIAN WATER LLC

WATERBRIDGE RESOURCES MID-CONTINENT,

LLC

WATERBRIDGE ARKOMA OPERATING, LLC

ARKOMA WATER RESOURCES, LLC

EVX OPERATING LLC

EVX SOUTH TEXAS SWD, LLC

EVX LAND LLC

EVX EAGLE FORD PARTNERS, LLC

WATERBRIDGE STATELINE LLC

STATELINE WATER, LLC

DESERT ENVIRONMENTAL LLC

SAFEFILL PECOS, LLC

DESERT OPERATING LLC

DESERT RECLAMATION LLC

WATERBRIDGE MANAGEMENT INC.

WATERBRIDGE MANAGEMENT COMPANY LLC

By: /s/ Harrison Bolling

Name: Harrison Bolling

Title: Executive Vice President, General Counsel

UMB BANK, N.A.,

as Trustee

By: /s/ Shazia Flores

Authorized Signatory

[Signature Page]